UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/11/2007

Time Warner Telecom Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1284
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2007, Spencer B. Hays was elected to the board of directors of the Company as an independent director. Mr. Hays was nominated by the Company's Nominating and Governance Committee and elected by the Company's board of directors in accordance with the Company's by-laws. Mr. Hays' current term will expire at the 2007 Annual Meeting of Stockholders scheduled for June 6, 2007, and he will stand for election at that time. Mr. Hays is retired and previously served as Senior Vice President and Deputy General Counsel of Time Warner Inc. until his retirement in March 2006. Mr. Hays previously served as a director of the Company nominated by Time Warner Inc., a former Class B stockholder of the Company, from October 1999 to September 26, 2006. On September 26, 2006, Time Warner Inc. converted all of its shares of Class B common stock of the company to Class A common stock and sold those shares in a public secondary offering.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: April 11, 2007	By:	/s/ Tina Davis
Tina Davis
Senior Vice President and Deputy General Counsel